EXHIBIT 99.2
CUSTOMER CONTACT: Tucker Roe
Daramic, LLC
11430 N. Community House Rd.
Suite 350
Charlotte, NC 28277
Phone (704) 587-8408
Daramic Announces Acquisition of Microporous Products L.P.
CHARLOTTE, NC — March 3, 2008 — Daramic, LLC, a division of Polypore International, Inc. (NYSE: PPO) announced it has purchased 100% of the stock of Microporous Holding Corporation, the parent company of Microporous Products L.P. (Microporous), from Industrial Growth Partners II L.P. and other stockholders for total consideration of approximately $76 million. Microporous is headquartered in Piney Flats, Tennessee with manufacturing facilities in both Tennessee and Austria.
Daramic, a global leader in the transportation and industrial battery separator market, manufactures a broad range of high-performance battery separator membranes. The acquisition of Microporous adds rubber-based battery separator technology to the Daramic product line.
“Polypore is making a strategic growth investment to expand its core business in microporous membranes, and we are delighted to have a quality organization like Microporous as part of our company,” said Pierre Hauswald, vice president and general manager, Daramic. “With this acquisition, Daramic adds cost-effective production capacity and expands its world class product portfolio to more fully serve the diverse needs of lead-acid battery manufacturers around the globe.”
ABOUT POLYPORE INTERNATIONAL, INC.
Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.
ABOUT DARAMIC, LLC
Daramic, LLC — part of Polypore’s Energy Storage business segment — produces battery separator membranes used primarily in transportation and industrial applications. With the acquisition of Microporous, Daramic has nine manufacturing plants and three technical centers that serve a global customer base. See www.daramic.com.

Forward-Looking Statement
This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.